SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 5, 2003

                         F10 OIL & GAS PROPERTIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                            (Commission File Number)

                                   87-0382438
                        (IRS Employer Identification No.)


                         904 West Montgomery, Suite 4311
                               Willis, Texas 77378
               (Address of Principal Executive Offices) (Zip Code)

                                 (936) 449-5130
               Registrant's Telephone Number, Including Area Code



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Item 5.           Other Events and Regulation FD Disclosure.

     On September 5, 2003, F10 Oil & Gas Properties, Inc. ("F10") notified The Sukumo Group, Inc. ("Sukumo") that it is terminating the Offshore Stock Purchase Agreement (the "Agreement") entered into in December of 2002. F10 has given Sukumo 30 days to provide F10 with a complete accounting of the shares sold and to deliver all certificates to offshore investors who have purchased shares under the Agreement.

     F10's ability to continue with its oil and gas investments could be substantially impaired as a result of canceling the Agreement with Sukumo. F10 is continuing with its current oil and gas projects and intends on continuing to seek out quality oil and gas investments. Additionally, F10 has resumed the sales of its Capital Market Mentors stock trading tutorials in an attempt to enhance its revenues. The Company plans on seeking other financing arrangements.



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2003                 F10 Oil & Gas Properties, Inc.

                                         By: /s/ Charles H. Blake
                                           -----------------------
                                         Name: Charles H. Blake, Jr.
                                         Title: President